Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 27, 2006
COGDELL SPENCER INC. REPORTS 2005 FINANCIAL RESULTS
Shortened Reporting Period Following IPO
Charlotte, N.C. (February 27, 2006) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the period November 1, 2005 through December 31, 2005. Cogdell Spencer Inc. commenced operations on November 1, 2005 in conjunction with the completion of its initial public offering on that same day.
For the period from November 1, 2005 through December 31, 2005, Cogdell Spencer reported revenue of $7.5 million. Net loss for the period was ($5.6) million, or ($0.70) per diluted share. Funds from operations (FFO) for the period November 1, 2005 through December 31, 2005 was ($4.5) million, or ($0.37) per diluted share and unit. The Company’s net loss and FFO for the period November 1, 2005 through December 31, 2005 was impacted by a ($6.4) million (or ($0.80) per diluted share or ($0.52) per diluted share and unit) non-cash compensation charge incurred in connection with the grant of vested equity incentives to the Company’s management team and employees in connection with the completion of its initial public offering (IPO).
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.
As of December 31, 2005, the Company’s portfolio consisted of 45 wholly-owned properties and eight joint ventures, comprising a total of approximately 2,548,000 square feet. The overall percentage of leased space at the Company’s wholly-owned properties as of December 31, 2005 was 95.7%.
“Although compensation and other costs associated with the IPO significantly reduced earnings for November and December 2005, we believe our access to new capital leaves us poised for growth in 2006,” said Frank Spencer, President and Chief Executive Officer.
On February 15, 2006, Cogdell Spencer Inc. made its first acquisition as a public company. Methodist Professional Center, part of the Clarian Healthcare System, in Indianapolis, Indiana, was acquired for $39.9 million, marking the Company’s entry into a new market. The property adds 171,755 square feet in medical office space and an adjacent 951-space parking deck to the Company’s portfolio. The property’s current occupancy rate is 94.7%.
Completion of Initial Public Offering and Formation Transactions
On November 1, 2005, the Company completed its IPO through the sale of 5,800,000 shares of the Company’s common stock at $17.00 per share. The offering raised $98.6 million before deducting underwriting discounts and expenses. The Company’s underwriters then exercised their right to purchase an additional 300,000 shares at $17.00 per share, which provided additional gross proceeds of $5.1 million on November 29, 2005. Since the commencement of the IPO, the Company has completed each of the formation transactions outlined in the prospectus dated October 26, 2005.
Fourth Quarter Dividend Declared
On November 28, 2005, the Company announced that its board of directors had declared a pro-rated quarterly dividend of $0.2333 per common share payable on December 27, 2005 to stockholders of record on December 15, 2005. The dividend covered the period commencing upon completion of the Company’s IPO on November 1, 2005 and ended on December 31, 2005. This initial pro-rated distribution was based on a distribution of $0.35 per share for a full quarter.

Outlook
Cogdell Spencer’s management currently expects that FFO per share for the year ending December 31, 2006 will be between $1.37 and $1.39. A reconciliation of the range of projected net loss to projected FFO for the year ending December 31, 2006 is below:
(In thousands, except per share data)

Net loss before minority interests in operating partnership	$(8,100)	—	$(7,900)
Plus: Real estate related depreciation and amortization	25,000	--	25,100

Funds from operations (FFO)	$16,900	—	$17,200

FFO per diluted share of common stock and units outstanding	$1.37	—	$1.39

Total shares of common stock and units outstanding — diluted	12,365	—	12,365

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to occupancy levels, interest rates, and the amount and timing of acquisitions. The Company’s actual results may differ materially from these estimates and are subject to the Company’s filings with the Securities Exchange Commission. The Company does not undertake to update this guidance for any future developments that may affect its business.
Supplemental operating and financial data are available in the Investors Relations section of the Company’s website at www.cogdellspencer.com.
Conference Call
Cogdell Spencer will host a conference call to discuss its fourth quarter and full year results on Tuesday, February 28, at 1:00 p.m. EST. Investors are invited to participate in the call by dialing (866) 831-5605 (domestic) or (617) 213-8851 (international). The participant passcode is 85198027. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q4 2005 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com. A playback will begin at 3:00 p.m. on February 28, 2006 and will be available until March 14, 2006. To access the playback, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the passcode 81767013. The replay can be accessed through the Internet at www.cogdellspencer.com through the “Q4 2005 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 46 wholly owned properties, eight joint ventures and 16 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s Web site at www.cogdellspencer.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent IPO filing. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated and Combined Statements of Operations
(In thousands, except per share amounts)

	Fourth Quarter 2005
		Cogdell Spencer Inc.
	Cogdell Spencer Inc.	Predecessor *
	November 1, 2005 -	October 1, 2005 -
	December 31, 2005	October 31, 2005
	(unaudited)	(unaudited)
Revenues:
Rental	$7,044	$1,581
Rental — related party	—	2,215
Other	442	420

	7,486	4,216
Expenses:
Property operating	2,596	1,308
General and administrative	1,407	705
Equity compensation at IPO	6,384	—
Depreciation and amortization	4,142	833
Interest	1,512	807
Loss from early extinguishment of debt	103	—
Other	(3)	2

	16,141	3,655

Income (loss) before minority interests	(8,655)	561
Minority interests in operating partnership	(3,055)	—

Net income (loss)	$(5,600)	$561

Basic and diluted loss per share	$(0.70)

Weighted average common shares - basic and diluted	7,972

Weighted average common shares and units — basic and diluted	12,337

* The Predecessor is not a legal entity, but represents a combination of certain real estate entities based on common management by Cogdell Spencer.

2

Cogdell Spencer Inc.
Condensed Consolidated and Combined Statements of Operations
(In thousands, except per share amounts)

	Full Year 2005
		Cogdell Spencer Inc.
	Cogdell Spencer Inc.	Predecessor *
	November 1, 2005 -	January 1, 2005 -
	December 31, 2005	October 31, 2005
	(unaudited)	(unaudited)
Revenues:
Rental	$7,044	$14,270
Rental — related party	—	21,716
Other	442	2,894

	7,486	38,880
Expenses:
Property operating	2,596	13,124
General and administrative	1,407	5,130
Equity compensation at IPO	6,384	—
Depreciation and amortization	4,142	8,480
Interest	1,512	8,275
Loss from early extinguishment of debt	103	—
Other	(3)	47

	16,141	35,056

Income (loss) before minority interests	(8,655)	3,824
Minority interests in operating partnership	(3,055)	—

Net income (loss)	$(5,600)	$3,824

Basic and diluted loss per share	$(0.70)

Weighted average common shares - basic and diluted	7,972

Weighted average common shares and units — basic and diluted	12,337

* The Predecessor is not a legal entity, but represents a combination of certain real estate entities based on common management by Cogdell Spencer.

3

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds From Operations (FFO)
(In thousands, except per share amounts)

Cogdell Spencer Inc.
November 1, 2005 -
December 31, 2005
(unaudited)

Net loss	$(5,600)
Plus minority interests in operating partnership	(3,055)
Plus real estate related depreciation and amortization	4,137

Funds from operations (FFO) (1)	$(4,518)

FFO per share and unit	$(0.37)

Weighted average common stock and units outstanding	12,337

_________
(1) As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Cogdell Spencer Inc.
Condensed Consolidated and Combined Balance Sheets
(In thousands)

	Cogdell Spencer Inc.	Cogdell Spencer Inc.
	December 31, 2005	Predecessor
	(unaudited)	December 31, 2004
Assets Real estate properties	264,361	251,512
Less: Accumulated depreciation	(2,713)	(95,003)

Total real estate properties, net	261,648	156,509
Cash and cash equivalents	9,571	13,459
Restricted cash	779	3,162
Investment in capital lease	6,499	1,623
Acquired above market leases, net	852	—
Acquired in place lease value and deferred leasing costs, net	21,567	—
Acquired ground leases, net	2,919	—
Deferred financing costs, net	913	1,418
Goodwill	130	—
Other assets	3,604	2,254

Total assets	$308,482	$178,425

Liabilities and stockholders’ and owner’s equity Notes payable under line of credit	19,600	1,513
Mortgage loans	140,634	213,305
Accounts payable and accrued liabilities	4,699	7,712
Acquired below market leases, net	2,893	—
Other liabilities	170	2,322

Total liabilities	167,996	224,852
Minority interests in operating partnership	62,018	—
Stockholders’ and owner’s equity (deficit)	78,468	(46,427)

Total liabilities and stockholders’ and owner’s equity	$308,482	$178,425

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy

Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
Andrew J. Prentice
Chief Accounting Officer
Tel: 704.940.2936
aprentice@cogdellspencer.com
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